                                                                      EXHIBIT 21
                                                                      ----------

                         MINE SAFETY APPLIANCES COMPANY
                         ------------------------------

           The registrant's present affiliates include the following:


                                        State or Other
                                        Jurisdiction of
      Name                              Incorporation
      ----                              ---------------

MSA (Aust.) Pty. Limited                Australia

MSA Export Limited                      Barbados

MSA do Brasil Ltda.                     Brazil

MSA Canada                              Canada

MSA de Chile Ltda.                      Chile

Baseline Industries, Inc.               Colorado

MSA International, Inc.                 Delaware

MSA de France                           France

Auergesellschaft GmbH                   Germany

MSA/Auer Safety Technology              Hungary

MSA Italiana S.p.A.                     Italy

MSA Japan Ltd.                          Japan

MSA de Mexico, S.A. de C.V.             Mexico

MSA Nederland, B.V.                     Netherlands

HAZCO Services, Inc.                    Ohio

MSA del Peru S.A.                       Peru

MSA (Britain) Limited                   Scotland

MSA S.E. Asia Pte. Ltd.                 Singapore

MSA Espanola S.A.                       Spain

AB Tegma                                Sweden

MSA (Switzerland) Ltd.                  Switzerland

Safety Supply Specialists, Inc.         Wisconsin

MSA Zimbabwe (Pvt.) Limited             Zimbabwe

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

        The above-mentioned affiliated companies are included in the consolidated financial statements of the registrant filed as part of this annual report. The names of certain other affiliates, which considered in the aggregate as a single affiliate would not constitute a significant affiliate, have been omitted.